                           BANK DEVELOPMENT AGREEMENT


         This Bank Development Agreement (the "Agreement") is made as of this 18th day of November, 1996, by and among Community Capital Corporation, a South Carolina corporation (the "Holding Company"), and the undersigned organizers of The Bank of Barnwell County (in organization) (the "Organizers").


                              Preliminary Statement

         On October 16, 1996, the Holding Company and the Organizers entered into a Letter of Intent ("Letter of Intent") respecting the formation of a bank in Barnwell, South Carolina (the "Bank"). As contemplated by the Letter of Intent, this Agreement formalizes the terms of the Letter of Intent.

         It is understood that the Organizers have initiated the development of the Bank and have recently determined to modify their development plans to accommodate the synergies and other advantages of ownership of the Bank by the Holding Company as set forth herein.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                             Statement of Agreement

         1. Structure. The Bank will be organized as a wholly-owned subsidiary of the Holding Company and is anticipated to be a state chartered bank having membership in the Federal Deposit Insurance Corporation and the Federal Reserve System. The applications previously filed by the Organizers will be amended to reflect the Holding Company's participation in the development of the Bank and the restatement of various Bank organizational documents, as deemed necessary by the Holding Company to provide consistency with its other community banks.

         2. Capitalization. The initial capitalization of the Bank is expected to be $4,500,000 (or such other amount as may be necessary to satisfy South Carolina banking laws and applicable regulatory requirements). In the event the Bank purchases certain branches from Carolina First Bank, it is anticipated that the Bank's initial capitalization shall increase to satisfy South Carolina banking laws and applicable regulatory requirements. This initial capitalization is anticipated to be funded as set forth in Section 5 below and will be accomplished pursuant to the terms of a Conditional Subscription Agreement between the Holding Company and the Bank, substantially in the form attached hereto as Exhibit A.

         3. Development. Each of the parties has agreed to cooperate in all aspects of the development of the Bank and to exercise their good faith and best efforts to accomplish the goals contemplated by this Agreement. Notwithstanding the forgoing, the division of responsibilities related to the organization and formation of the Bank shall be as follows:

                  A. The Holding Company shall be responsible for the legal and accounting aspects of completing the organization of the Bank and all state and federal regulatory approvals, but the Organizers shall be consulted and have opportunity for input and comment on all material documents and issues related thereto. Subject to the Holding Company's opportunity for input, comment, and approval,

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the Organizers shall procure and provide professional bank consulting services to the Holding Company to assist with the formation of the Bank and all state and federal regulatory approvals.

                  B. The parties also agree to cooperate in the following: (a) the Organizers' lawful termination of the Organizers' pending equity offering related to the Bank, and the Organizers' immediate refund of all proceeds thereof to subscribers in accordance with the terms of such offering; and (b) the negotiating and pursuit of the acquisition of 5 bank branches in the Barnwell area from Carolina First Bank for the benefit of the Bank.

                  C. The Organizers shall be responsible for the acquisition and/or leasing of certain real property related to the proposed operation of the Bank, but the Holding Company shall have opportunity for input and comment and shall have approval over the selection of such property and all material documents and issues related thereto.

         4.       Allocation of Expenses.

                  A.       Expenses Paid By Holding Company.

                           1. Legal and Accounting Fees. The Holding Company
shall be responsible for, and shall advance, all legal and accounting fees incurred by the Holding Company or Bank which are associated with the Public Offering (as defined hereinbelow) and, subject to Section 4(C) below, the formation of the Bank.

                           2. Employee Expenses. As set forth in that certain
proposed Employment Agreement by and between Marshall L. Martin, Jr. ("Martin") and the Holding Company (the "Employment Agreement"), Martin shall be employed as a Vice-President of the Holding Company for an initial term of two (2) years, and his duties shall include assisting the Holding Company with the formation of the Bank. Subject to reimbursement as set forth in Section 4(B)(2) hereof, until the Bank assumes the payment of Martin's salary and benefits under the Employment Agreement as set forth in Section 9 hereof, the Holding Company shall be responsible for, and shall advance, all salary, FICA, perquisites and fringe benefits to Martin as set forth the Employment Agreement.

                  B. Expenses Paid By Organizers. Subject to reimbursement as set forth in Section 6 hereof, the Organizers shall advance the costs and expenses related to the following:

               1. General Expenses. All costs and expenses, other than the costs and expenses to be paid by the Holding Company as set forth in
Section 4(A) hereof, incurred by any party in connection with the formation of the Bank, including but not limited to acquisition or leasing of real or personal property, professional bank consulting fees, legal and other professional fees related to the internal affairs among the Organizers and the acquisition of real or personal property as contemplated herein, FDIC and other federal regulatory filing fees, and state filing fees, shall be the responsibility of, and advanced by, the Organizers.

                            2. Reimbursement of Portion of Martin Expenses.
Until the Bank assumes the payment of Martin's salary and benefits as set forth in Section 9 hereof, the Holding Company shall advance and pay all salary, FICA, perquisites and fringe benefits to Martin as set forth in the Employment Agreement and Section 4(A)(2) above. Notwithstanding the forgoing, sixty (60%) percent of Martin's salary, FICA, perquisites and fringe benefits incurred by the Holding Company for the period commencing with Martin's employment by the Holding Company and ending upon the termination of the Holding Company's obligation to pay salary to Martin pursuant to his Employment Agreement shall be

BANK DEVELOPMENT AGREEMENT
Page 2

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billed to the Organizers by the Holding Company and immediately reimbursed by the Organizers to the Holding Company.

                  C. Funding of Organizer's Expense Obligations. To facilitate the payment of such expenses by the Organizers, the Organizers will obtain a $350,000 line of credit (the "Line of Credit") from Greenwood Bank & Trust, a wholly-owned subsidiary of the Holding Company and enter into a contribution agreement among the Organizers to allocate liability for the Line of Credit. The Organizers will be entitled to utilize the line of credit to fund all reasonable organizational costs incurred after the date hereof, plus all organizational costs incurred prior to the date hereof which are determined by the parties (after consultation with the Holding Company's independent accountants) to be properly reimbursable.

         5. Public Offering. The initial capitalization and reimbursement of organizational costs for the Bank are anticipated to be funded from the proceeds of a proposed $10,000,000 to $15,000,000 public offering of securities to be conducted by the Holding Company (the "Public Offering"). Such capitalization may, in the Holding Company's sole discretion, be funded from sources other than the Public Offering. The Organizers agree to cooperate in good faith with the preparation and submission of all documents related to the Public Offering as reasonably requested from time to time by the Holding Company. The Organizers further agree to abide by all applicable restrictions under federal and state securities laws which apply to the Public Offering and the Holding Company's participation in the development of the Bank.

         6.       Reimbursement.

                  A. Reimbursement to Organizers. Upon the first to occur of the following, the Holding Company shall assume the Line of Credit or otherwise satisfy, or cause the Bank to satisfy, the Line of Credit thereby causing each Organizer to be relieved of liability pursuant to the Line of Credit, up to an aggregate of $350,000:

               1. The Organizers in the aggregate have irrevocably subscribed and paid for at least $1,000,000 of securities of the Holding Company, and the Bank is capitalized in an amount necessary to satisfy all applicable state and federal bank regulatory requirements; or

               2. The Organizers in the aggregate have irrevocably subscribed and paid for at least $1,000,000 of securities offered in the Holding Company, and the Bank fails (i) to be capitalized in an amount necessary to satisfy all applicable state and federal bank regulatory requirements as a result of facts or circumstances which are not the result or product of, in whole or in substantial part, any negligent, wilful or intentional act or omission of one or more Organizers; or (ii) to become licensed as a lawfully chartered bank as a result of facts or circumstances which are not the result or product of, in whole or in substantial part, any negligent, wilful or intentional act or omission of one or more Organizers; or

                           4. The Holding Company reserves the right, at its
option, to fund the initial capitalization from sources (such as a loan) other than the Public Offering. In the event that the initial capitalization is funded from a source other than the Public Offering, and the Public Offering is not completed within 3 months thereafter, the Holding Company will provide the Organizers an opportunity to subscribe and pay for at least $1,000,000 of common stock in a private placement (or other exempt offering). Upon the successful sale of such securities to the Organizers the Holding Company will satisfy, or cause to be satisfied, the Line of Credit, up to $350,000.


BANK DEVELOPMENT AGREEMENT
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                  B. No Reimbursement to Organizers. Without limiting or
modifying Section 6(A) above, the parties hereto acknowledge and agree that in the event (i) the Bank fails to be capitalized in an amount necessary to satisfy all applicable state and federal bank regulatory requirements as a result of facts or circumstances which are the result or product of, in whole or in substantial part, any negligent, wilful or intentional act or omission of one or more Organizers; or (ii) the Bank fails to become licensed as a lawfully chartered bank as a result of facts or circumstances which are the result or product of, in whole or in substantial part, any negligent, wilful or intentional act or omission of one or more Organizers, or (iii) the Organizers in the aggregate do not irrevocably subscribe or pay for at least $1,000,000 of securities of the Holding Company, then the Holding Company shall not assume the Line of Credit or otherwise satisfy the Line of Credit, and the Organizers shall remain liable for the Line of Credit.

         7. Bank Directors. The Holding Company agrees to structure the initial Board of Directors of the Bank to include and to be limited to each of the Organizers and William G. Stevens, or another director or officer of the Holding Company designated by Mr. Stevens (or in his absence the CEO of the Holding Company). Upon the organization of the Bank, the Holding Company further agrees to elect each of the Organizers to the Board of Directors of the Bank. Notwithstanding the foregoing, the Board of Directors of the Bank shall not include any Organizer: (i) who does not agree to serve on the Board of Directors, (ii) who is prohibited by federal or state law, rule, or regulation from serving on the board of directors of a bank or the subsidiary of a publicly held company, (iii) who has violated this Agreement, or (iv) who is not approved by the Board of the Holding Company, which approval will not be unreasonably withheld.

         8.       Holding Company Directors.

                  A. In the event (i) the Organizers in the aggregate have irrevocably subscribed and paid for at least $1,000,000 of securities of the Holding Company, and (ii) the incorporation and organization of the Bank is completed and the Bank lawfully opens for business, the following shall occur:

                           1. The Holding Company will adopt appropriate
corporate resolutions to expand the size of the Holding Company's Board of Directors by a sufficient number of members to permit the appointment of the nominees described in Section 8(A)(2) hereof; and

                           2. The Holding Company's Board of Directors shall
appoint the following individuals to fill two (2) vacancies on the Holding Company's Board of Directors which exist or are created pursuant to Section 8(A)(1) to serve until the next annual shareholder meeting of the Holding
Company: Clinton C. Lemon, Jr. and Marshall L. Martin, Jr.; provided however, that such designees must not be disqualified from service on the Bank's Board.

                  B. Upon the satisfaction of such conditions precedent set forth in Section 8(A) above, the Holding Company's Board of Directors shall nominate for election to the Board of Directors of the Holding Company at the next annual shareholder meeting of the Holding Company after the satisfaction of such conditions precedent, two directors of the Bank submitted to the Board of Directors of the Holding Company by the Board of Directors of the Bank.

                  C. In event that the conditions precedent set forth in Section 8(A) above have been satisfied, upon the expiration of the term of each proposed director set forth in Section 8(B) above, the Board of Directors of the Holding Company hereby agrees annually to nominate for election or re-election as a director of the Holding Company by its shareholders, one (1) or two (2) (as appropriate to

BANK DEVELOPMENT AGREEMENT
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allow for the Bank's continued representation by two (2) members on the Holding
Company's Board of Directors) individual(s) submitted to the Board of Directors of the Holding Company by the Board of Directors of the Bank.

                  D. Notwithstanding anything contained herein to the contrary, the Holding Company shall not elect or nominate for election as a director of the Holding Company any individual: (i) who does not agree to serve on the board of directors of the Holding Company, (ii) who is prohibited by federal or state law, rule, or regulation, or the Holding Company's Bylaws from serving on the board of directors of a bank or publicly held company, or (iii) who has violated this Agreement. The obligation of the Holding Company to elect and/or nominate directors under this Section 8 shall terminate in the event the Bank ever ceases to be a wholly-owned subsidiary of the Holding Company or the Organizers materially breach this Agreement.

         9. Bank Management. The officers and management of the Bank shall be under the direction of the Board of Directors of the Bank. The initial officers of the Bank shall be as follows:

    Clinton C. Lemon, Jr.                          Chairman of the Board
    Marshall L. Martin, Jr.                        President
    Duncan D. Holliday, Jr.                        Vice President
    [to be designated by the Bank's board]         Secretary
    [to be designated by the Bank's board]         Cashier/Treasurer

         Upon the Bank's lawful commencement of business in Barnwell, South Carolina, the Organizers shall cause the Bank to pay to Martin, for the remainder of the initial term of the Employment Agreement, his salary, FICA, perquisites and fringe benefits in pay periods as determined by the Bank, but in no event less frequently than monthly, unless Martin's employment has been sooner terminated pursuant to his Employment Agreement.

         10. Assignment of Real Property Interests. Upon the incorporation and initial capitalization of the Bank in an amount necessary to satisfy all applicable state and federal bank regulatory requirements (or at any sooner time designated by the Holding Company in its discretion, and then only upon the Holding Company relieving the Organizers of liability under the Line of Credit), the Organizers shall convey or assign to the Bank (or the Holding Company if the Holding Company so directs) any and all right, title and interest in and to any and all real property which is associated with or related to the proposed operation of the Bank, and which is acquired by, or held in the name of, one or more Organizers or any entity controlled by one or more Organizers, including but not limited to any fee interest, leasehold interest, or option to acquire a fee or leasehold interest. In the event of such conveyance or assignment as described in this Section 10, the real property conveyed, or interest therein which is assigned, shall be free and clear of all liens or encumbrances except liens or encumbrances in favor of the Holding Company, Clemson Bank & Trust, or Greenwood Bank & Trust.

         11. Office Support. Until the initial capitalization of the Bank in an amount necessary to satisfy all applicable state and federal bank regulatory requirements, the Organizers will make available facilities, furniture, fixtures, equipment, and clerical support for the initial operations of the Bank.

         12. Lock-Up. In consideration for the incurring of costs and expenses by the Holding Company and the Organizers for the transactions contemplated herein, for a period commencing the date hereof and ending on September 30, 1997: (a) each of the Organizers agrees not to participate directly or indirectly in any activity related to the formation of a new financial institution, or the affiliation with or expansion of an existing financial institution, in Barnwell County, South Carolina other than the Bank

BANK DEVELOPMENT AGREEMENT
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contemplated herein or a modification thereof which is to be a wholly-owned subsidiary of the Holding Company; and (b) the Holding Company agrees not to participate directly or indirectly in any activity related to the formation of a new financial institution, or the affiliation with or expansion of an existing financial institution, in Barnwell County, South Carolina other than the Bank contemplated herein or a modification thereof which is to be affiliated with all the Organizers who have violated neither this Agreement nor any other agreement related to the formation of the Bank contemplated hereby and who have not withdrawn from participation in this venture. After September 30, 1997, the parties' restrictions, if any, on the ownership of, and participation in, other competing financial institutions shall be governed and dictated by the parties' fiduciary and other duties, if any, arising from the relationship of the parties on such date and any applicable state or federal rule or regulation applicable thereto. Each party hereto has carefully read and considered the provisions of this Section 12, and, having done so, agrees that the restrictions set forth in this Section 12 are fair and reasonable and are reasonably required for the protection of the interests of each party hereto. The parties hereto acknowledge that each party's services hereunder are of a special and unusual character with a unique value to the other parties hereto, the loss of which cannot adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by a party hereto of any of the provisions of Section 12, the other parties hereto, or any one of them, in addition to and not in limitation of, any other rights, remedies, or damages available under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by the breaching party or such party's partners, agents, representatives, servants, employers, employees, consulting clients, and/or any and all persons directly or indirectly acting for or with such breaching party.

         13. Publicity and Confidentiality. All press releases and public announcements about the Bank and any other activities contemplated by this Agreement require the prior written approval of the Holding Company after consultation with securities counsel for the Holding Company. Each of the Organizers (i) will abide by any disclosure and confidentiality guidelines to be provided from time to time by the Holding Company and its counsel, (ii) will not make any disclosures that are harmful to the development of the Bank unless legally required to do so, and (iii) will not make any disclosure respecting any matters contemplated in this Agreement that will adversely affect the Holding Company's compliance with federal or state securities laws. No Organizer will trade in any of the Holding Company's stock when in possession of material non-public information respecting the Holding Company.

         14. Termination. This Agreement shall terminate upon the written consent of the Holding Company and a majority of the Organizers.

         15. Representations and Warranties. The Organizers jointly and severally warrant, represent, and covenant as follows:

                  A. Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of each Organizer's knowledge, threatened that question the validity of this Agreement or any transaction contemplated hereby.

                  B. Regulatory Applications. The representations, warranties and statements of fact set forth in those certain applications filed with state and federal regulatory authorities concerning the formation of the Bank (including but not limited to the South Carolina State Board of Financial Institutions, Federal Reserve and Federal Deposit Insurance Corporation) were true, accurate and complete as of the date of filing of each such application, and contained no material omission as of their respective filing dates.


BANK DEVELOPMENT AGREEMENT
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                  C. Proposed Offering Circular. The representations, warranties and statements of fact set forth in that certain Offering Circular dated July
19, 1996 concerning the capitalization of the "Bank of Barnwell County", and prepared on behalf of the Organizers, were true, accurate and complete as of July 19, 1996, and contained no material omission as of the date thereof. Such prior offering was lawfully conducted and will be lawfully terminated by the Organizers without liability to the Holding Company or any of its officers, directors, shareholders, employees, or affiliates.

         16. Legal Compliance. This Agreement constitutes neither an offer to sell, nor a solicitation of an offer to buy, securities of any kind whatsoever. The parties acknowledge that securities will only be offered or sold after compliance with all applicable federal and state securities laws. Each of the Organizers and the Holding Company represent and warrant to the other parties hereto that execution and performance of this letter and the transactions contemplated herein will not violate any contract, commitment, or other legal requirement binding upon such party.

         17. Modifications. This Agreement can only be modified by a written agreement duly signed by the Holding Company and a majority of the Organizers. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

         18. Waiver. Any waiver by a party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

         19. Relationship of the Parties. Nothing herein shall be deemed to create any partnership or joint venture relationship between the parties. No party shall make any representation or statement (whether oral or written) to any person or entity inconsistent with this Section.

         20. Third Parties. The provisions of this Agreement are not intended to be for the benefit of any third parties, and no third party shall be deemed to have any privity of contract with any of the parties hereto by virtue of this Agreement.

         21. Assignments. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by a party, except the Holding Company may assign this Agreement to any corporation controlled by or under common control with the Holding Company.

         22. Cumulative Remedies. All rights and remedies of a party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a party at law or equity.

         23. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral agreements and representations between the parties with respect thereto, including but not limited to the Letter of Intent.

         24. Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States mail, registered or certified, return receipt requested, and addressed as follows:

BANK DEVELOPMENT AGREEMENT
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      Holding Company:                 Community Capital Corporation
                                       109 Montague Street
                                       Post Office Box 218
                                       Greenwood, SC 29648
                           Attn: William G. Stevenson

      Organizers:                      The Bank of Barnwell County Organizers
                           c/o Marshall L. Martin, Jr.
                                       1810 Main Street
                                       Post Office Box 389
                                       Barnwell, SC 29812

The parties hereto may change their respective addresses by notice in writing given to the other party to this Agreement.

         25. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         26. Governing Law. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina.

         27. Venue and Jurisdiction. The parties hereto hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in the State of South Carolina, (ii) waive any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submit to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, each party hereby further agrees that service of process upon such party may be effected pursuant to United States mail.

         28. No Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

         29. Captions and Headings/Usage. The captions and headings are inserted in this Agreement for convenience only, and in no event be deemed to define, limit or describe the scope or intent of this Agreement, or of any provision hereof, nor in any way affect the interpretation of this Agreement. All pronouns and defined terms appearing herein shall be deemed to include both the singular and plural, and to refer to all genders, unless the context clearly requires otherwise.

         30. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same original.

                        [SIGNATURE PAGE ATTACHED HERETO]


BANK DEVELOPMENT AGREEMENT
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         IN WITNESS WHEREOF, the parties hereto have duly executed this Bank
Development Agreement to be legally binding and effective as of the date first above written.

                                                 COMMUNITY CAPITAL CORPORATION


                                                 By:    /s/ WILLIAM G. STEVENS
                                                   Its: President

ORGANIZERS:


  /s/ RICHARD E. BOYLES, JR.                        /s/ J. SAMUEL PLEXICO
Richard E. Boyles, Jr.                            J. Samuel Plexico


  /s/ ALBERT L. CARROLL                             /s/ CAROLYNE S. WILLIAMS
Albert L. Carroll                                 Carolyne S. Williams


  /s/ PEGGY G. COLLINS                              /s/ ALLEN W. WOODS
Peggy G. Collins                                  Allen W. Woods


  /s/ CLINTON C. LEMON, JR.
Clinton C. Lemon, Jr.                             Print Name:


  /s/ MILES LOADHOLT
Miles Loadholt                                    Print Name:


  /s/ MARSHALL L. MARTIN, JR.
Marshall L. Martin, Jr.                           Print Name:


  /s/ SUSAN P. MOSKOW
Susan P. Moskow

                                    EXHIBIT A

                       CONDITIONAL SUBSCRIPTION AGREEMENT



BANK DEVELOPMENT AGREEMENT
Page 9

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                       CONDITIONAL SUBSCRIPTION AGREEMENT
                             (CCC for Barnwell Bank)


TO:      The Bank of Barnwell County
         Post Office Box 389
         Barnwell, South Carolina 29812
         ATTN:  Marshall L. Martin, Jr., President


         In consideration for your agreement to sell and issue shares of the $5.00 par value common stock ("Shares") of The Bank of Barnwell County, a South Carolina banking corporation ("Corporation"), to the undersigned subscriber ("Holding Company"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holding Company hereby conditionally agrees to acquire from the Corporation and does hereby conditionally subscribe for 450,000 Shares at a cash purchase price of $10.00 per share, for a total subscription price of $4,500,000.

         It is expressly understood and agreed by the Corporation and the Holding Company that the Holding Company's obligations to acquire and pay for the Shares is subject to and conditioned upon satisfaction of each of the following: (a) the receipt by the Holding Company of at least $1,000,000 in gross proceeds from the purchase of the Holding Company's securities by the organizers of the Corporation; (b) the filing of all applications, amendments, and other documentation with the State Board of Financial Institutions, FDIC, and Federal Reserve, and either receipt or continued active pursuit of all regulatory approvals for this investment and the Corporation's proposed banking business; (c) the Holding Company, upon completion of this subscription, will be the sole shareholder of the Corporation; (d) the lawful termination by the organizers of the Corporation of the prior offering of securities therein and the refund of all proceeds thereof; and (e) the absence of any materially adverse changes in condition or circumstances which would make the acquisition, development, or operation of the Corporation's proposed Barnwell bank unlawful, impracticable, or commercially unreasonable. The Holding Company agrees that in order for any of the foregoing conditions to be effective for the benefit of the Holding Company, the Holding Company shall have exercised its good faith and best efforts towards the satisfaction of such conditions to the fullest extent that the same are within the control of the Holding Company and are commercially feasible.

         The Holding Company understands that the Shares in the Corporation are being sold without registration under the Federal Securities Act of 1933 ("1933 Act") or the South Carolina Uniform Securities Act ("SC Act") pursuant to certain exemptions, and the Holding Company makes the following representations, declarations, and warranties with the intent that the same may be relied upon in determining its suitability as a shareholder in the Corporation:

         1. The Holding Company is organized under the laws of the state of South Carolina, maintains its principal office in the state of South Carolina, and was not formed for the specific purpose of acquiring shares in this offering.


CONDITIONAL SUBSCRIPTION AGREEMENT
PAGE 1

         2. The Holding Company is investing in the Corporation solely for its own account and not with any present intention for resale, fractionalization, or further distribution.

         3. The Holding Company has total assets valued in excess of $5 million and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Corporation.

         4. The Holding Company has been advised that it must bear the economic risk of investment in the Shares for an indefinite period of time, in part, because the shares have not been registered under the 1933 Act or the SC Act, and may not be transferred by the Holding Company except pursuant to an effective registration or exemption under the 1933 Act and SC Act.

         5. The Holding Company understands that the Corporation will, and authorizes the Corporation to, place an appropriate legend on the certificate(s) evidencing that the Shares have not been registered under the 1933 Act and the SC Act, and setting forth certain limitations on resale referenced herein. Furthermore, the Corporation is authorized to make a notation in the appropriate stock transfer records of the Corporation preventing the transfer of any Shares on the books of the Corporation without sufficient evidence that such transfer is in compliance with applicable state and the federal securities laws.

         This Agreement shall be governed by the laws of the state of South Carolina, and the parties hereto agree to jurisdiction and venue, subject to proper service of process, in the state of South Carolina. All terms and provisions hereof are severable in the event of unenforceability of any one or more of them. The terms hereof may only be amended, modified, or waived in writing signed by the party to be bound thereby.

         IN WITNESS WHEREOF, the Holding Company has executed this Conditional Subscription Agreement to be effective as of the DAY OF , 199__.

                                              HOLDING COMPANY

                                              COMMUNITY CAPITAL CORPORATION


                                              BY:
                                                ITS:

ACCEPTED AS OF THE      DAY
OF                               , 199__

THE BANK OF BARNWELL COUNTY


BY:
  ITS:  PRESIDENT

CONDITIONAL SUBSCRIPTION AGREEMENT
PAGE 2

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